Filed Pursuant to Rule 424b(5)
Registration File No. 333-142643

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)

Shares of Common Stock, par value $0.10 per share	5,000,000 shares	$31.66	$158,300,000	$4,860
(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices on December 13, 2007.

(2)	Calculated in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended. In accordance with Rule 457(p) of the Securities Act of 1933, the filing fee due in connection with this offering is being offset against a portion of the fees of $42,650 paid for securities that were previously registered pursuant to Registration Statement No. 333-127366 filed by the registrant on August 9, 2005 and were not sold thereunder.

Prospectus supplement

To prospectus dated May 4, 2007

5,000,000 Shares of Common Stock

This prospectus supplement relates to the issuance and sale of up to 5,000,000 shares of our common stock from time to time through our sales agent, Cantor Fitzgerald & Co. These sales, if any, will be made pursuant to the terms of a sales agreement between us and the sales agent.

Our common stock trades on the New York Stock Exchange (NYSE) under the symbol “NHP.” Sales of shares of our common stock under this prospectus supplement, if any, may be made in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act of 1933, as amended, which includes sales made directly on the NYSE, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. The sales agent will make all sales on a best efforts basis using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the sales agent and us. On December 13, 2007, the last reported sales price of our common stock on the NYSE was $             per share.

The compensation to the sales agent for sales of common stock sold pursuant to the sales agreement will be up to 2.00% of the gross proceeds of the sales price per share of common stock sold. The net proceeds from any sales under this prospectus supplement will be used as described under “Use of Proceeds” in this prospectus supplement.

In connection with the sale of common stock on our behalf, the sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, and the compensation of the sales agent may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the sales agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

You should carefully read and consider the “Risk Factors” referenced on page S-2 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

Cantor Fitzgerald & Co.

The date of this prospectus supplement is December 14, 2007.

Prospectus supplement
The Company	S-1
Use of Proceeds	S-1
Risk Factors	S-2
Legal Matters	S-3
Experts	S-3

Prospectus
About This Prospectus	i
Forward-Looking Statements	1
About Us	2
Risk Factors	3
Ratio of Earnings to Fixed Charges	3
Use of Proceeds	3
Description of Debt Securities	4
Description of Preferred Stock	11
Description of Common Stock	15
Description of Securities Warrants	18
Certain U.S. Federal Income Tax Considerations	22
Plan of Distribution	32
Legal Matters	34
Experts	34
Where You Can Find More Information	34
Incorporation of Certain Documents By Reference	34

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The Company

Nationwide Health Properties, Inc., a Maryland corporation, is a real estate investment trust (REIT) that invests primarily in healthcare related facilities and provides financing to healthcare providers. Whenever we refer herein to “NHP,” the “Company” or to “us” or use the terms “we” or “our,” we are referring to Nationwide Health Properties, Inc. and its subsidiaries, unless the context otherwise requires.

We primarily make our investments by acquiring an ownership interest in facilities and leasing them to unaffiliated tenants under “triple-net” “master” leases that transfer the obligation for all facility operating costs (insurance, property taxes, utilities, maintenance, capital improvements, etc.) to the tenant. In addition, but to a much lesser extent because we view the risks of this activity to be greater, we extend mortgage loans and other financing to tenants from time to time. For the nine months ended September 30, 2007, about 93% of our revenues were derived from our leases, with the remaining 7% from our mortgage loans and other financing.

We believe we have operated in such a manner as to qualify for taxation as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended. We intend to continue to operate in such a manner. If we qualify for taxation as a REIT, we will generally not be subject to federal income taxes on our income that is distributed to stockholders. This treatment substantially eliminates the “double taxation” (i.e., at the corporate and stockholder levels) that generally results from investing in the stock of a corporation.

Our principal executive offices are located at 610 Newport Center Drive, Suite 1150, Newport Beach, California 92660 and our telephone number is (949) 718-4400.

Use of Proceeds

We will use the net proceeds from this offering for general corporate purposes, including the acquisition of healthcare facilities, funding of mortgage loans secured by healthcare facilities and the repayment of debt. Pending such investments, we will place the net proceeds in interest-bearing bank accounts or in readily marketable, interest-bearing securities.

Risk Factors

Generally speaking, the risks facing our company fall into two categories: risks associated with the operations of our operators and other risks related to our operations. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and our Quarterly Report on Form 10-Q for the nine months ended September 30, 2007 before making an investment decision. These risks and uncertainties are not the only ones facing us and there may be additional matters that we are unaware of or that we currently consider immaterial. All of these could adversely affect our business, financial condition, results of operations and cash flows and, thus, the value of an investment in shares of our common stock.

Legal Matters

The validity of the securities offered hereby will be passed upon for us by O’Melveny & Myers LLP. Sidley Austin LLP will act as counsel for the sales agent. O’Melveny & Myers LLP and Sidley Austin LLP will rely on Venable LLP, Baltimore, Maryland, as to certain matters of Maryland law. Paul C. Pringle, a partner at Sidley Austin LLP, owned 55,290 shares of our common stock as of December 14, 2007.

Experts

The consolidated financial statements of Nationwide Health Properties, Inc. appearing in Nationwide Health Properties, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2006 (including the schedule appearing therein), and Nationwide Health Properties, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

Debt Securities

Preferred Stock

Common Stock

Securities Warrants

We may offer, from time to time, in one or more series:

•	debt securities;

•	warrants to purchase debt securities;

•	shares of our preferred stock;

•	warrants to purchase shares of our preferred stock;

•	shares of our common stock; and

•	warrants to purchase shares of our common stock.

We collectively refer to the common stock warrants, the debt securities warrants and the preferred stock warrants in this prospectus as the securities warrants. We collectively refer to the debt securities, the preferred stock, the common stock and the securities warrants in this prospectus as the securities.

We will provide the specific terms of these securities in prospectus supplements or free writing prospectuses to this prospectus prepared in connection with each offering. The prospectus supplement or free writing prospectus will also disclose whether the securities will be listed on a national securities exchange and if they are not to be listed, the possible effects thereof on their marketability. You should read this prospectus, the applicable prospectus supplement and any applicable free writing prospectus carefully before you invest in the securities.

Securities may be sold directly, through agents from time to time or through underwriters or dealers. If any agent or any underwriter is involved in the sale of the securities, the name of the agent or underwriter and any applicable commission or discount will be set forth in the accompanying prospectus supplement.

Our common stock is traded on the New York Stock Exchange under the symbol “NHP.”

Investing in our securities involves risks. See “Risk Factors” on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 4, 2007

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus, any accompanying supplement to this prospectus or any free writing prospectus we may provide you in connection with an offering of securities. You must not rely on any unauthorized information or representations not contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus. This prospectus, any accompanying prospectus supplement or any free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any accompanying supplement to this prospectus or any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this prospectus, any prospectus supplement to this prospectus or any free writing prospectus is accurate only as of the date of that document.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or “SEC,” as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended. Under the automatic shelf registration process, we may, over time, sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement and/or a free writing prospectus may also add to or update other information contained in this prospectus. You should read this prospectus, any prospectus supplement and any free writing prospectus together with the information incorporated or deemed to be incorporated by reference herein as described under “Incorporation of Certain Documents by Reference.” Whenever we refer herein to “NHP,” the “Company” or to “us” or use the terms “we” or “our,” we are referring to Nationwide Health Properties, Inc. and its subsidiaries, unless the context otherwise requires.

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FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and the documents incorporated by reference may include statements that may constitute “forward-looking statements” within the meaning of federal securities laws. One can identify these forward-looking statements by their use of words such as “expects,” “plans,” “will,” “estimates,” “forecasts,” “projects” and other words of similar meaning. One can also identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address the Company’s growth strategy and financial results. One must carefully consider any such statement and should understand that many factors could cause actual results to differ materially from our forward-looking statements. These factors include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Information regarding important factors that could cause actual results to differ, perhaps materially, from the anticipated results in our forward-looking statements include:

•	The bankruptcy, insolvency or financial deterioration of our operators.

•	Particular risks associated with real estate ownership.

•	Our ability or inability to meet maturing commitments or make future investments necessary to grow our business.

•	Increasing investor interest in our sector and consolidation at the operator or REIT level, which could increase competition and reduce our profitability.

•	Any downgrade of our credit rating, which could impair our ability to obtain additional debt financing on favorable terms, if at all.

•	Our exposure to floating interest rates.

•	Unforeseen costs associated with investments in new properties.

•	Losses on the sale of certain facilities.

•	Competitive risks related to reinvestment of sale proceeds.

•	Our ability to retain key personnel.

•	Environmental laws that expose us to the possibility of having to pay damages to the government and costs of remediation if there is contamination on our property.

•	Our level of indebtedness and the possibility of having to repurchase our medium-term notes.

•	Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

Developments in any of these areas, which are more fully described elsewhere in this prospectus and the documents incorporated or deemed to be incorporated by reference in this prospectus, and each applicable prospectus supplement, could cause our results to differ materially from results that have been or may be projected by or on our behalf.

We caution that the foregoing list of important factors is not exclusive. We urge you not to unduly rely on forward-looking statements contained in this prospectus or any prospectus supplement.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Our expectations are as of the date this prospectus, and we do not intend to update any of the forward-looking statements to conform these statements to actual results, unless required by law. You should, however, review the factors and risks we describe in this prospectus and in the reports we file from time to time with the SEC after the date of this prospectus. For additional details, please see “Where You Can Find More Information.”

ABOUT US

Nationwide Health Properties, Inc., a Maryland corporation, is a real estate investment trust (REIT) that invests primarily in healthcare related facilities and provides financing to healthcare providers.

We primarily make our investments by acquiring an ownership interest in facilities and leasing them to unaffiliated tenants under “triple-net” “master” leases that transfer the obligation for all facility operating costs (insurance, property taxes, utilities, maintenance, capital improvements, etc.) to the tenants. In addition, but to a much lesser extent because we view the risks of this activity to be greater, we extend mortgage loans and other financing to tenants from time to time. For the three months ended March 31, 2007, about 95% of our revenues were derived from our leases, with the remaining 5% from our mortgage loans and other financing.

At March 31, 2007, we had investments in 498 healthcare facilities located in 43 states. The facilities included 248 assisted and independent living facilities, 200 skilled nursing facilities, 21 medical office buildings operated by a consolidated joint venture in which we have a 90% interest, 12 continuing care retirement communities, seven specialty hospitals, seven skilled nursing facilities and one assisted living facility owned by an unconsolidated joint venture in which we have a 25% interest and two assets held for sale. Substantially all of our owned facilities are leased under “triple-net” leases, which are accounted for as operating leases.

At March 31, 2007 our facilities were operated by 76 different healthcare providers, including the following publicly traded companies: Assisted Living Concepts, Inc., Brookdale Senior Living, Inc., Emeritus Corporation, Extendicare, Inc., Genesis Healthcare, HEALTHSOUTH Corporation, Kindred Healthcare, Inc. and Sun Healthcare Group, Inc. Of the tenants of our facilities, only Brookdale Senior Living, Inc. (“Brookdale”) and Hearthstone Senior Services, L.P., (“Hearthstone”) accounted for 10% or more of our revenues for the quarter ended March 31, 2007, or is expected to account for more than 10% of our revenues for the remainder of 2007.

Our leases have fixed initial rent amounts and generally contain annual escalators. Many of our leases contain non-contingent rent escalators for which we recognize income on a straight-line basis over the lease term. Certain leases contain escalators contingent on revenues or other factors, including increases based solely on the Consumer Price Index. Such revenue increases are recognized over the lease term as the related contingencies occur. We assess the collectability of our rent receivables, and depending on the circumstances, we may provide a reserve against the receivable balances for the portion, up to the full value, that we estimate may not be recovered. At March 31, 2007, approximately 85% of our facilities were leased under master leases. In addition, the majority of our leases contain cross-collateralization and cross-default provisions tied to other leases with the same tenant, as well as grouped lease renewals and, if purchase options exist, grouped purchase options. At March 31, 2007, Leases covering 386 facilities were backed by security deposits consisting of irrevocable letters of credit or cash totaling 71.9 million. Under terms of the leases, the tenants are responsible for all maintenance, repairs, taxes, insurance and capital expenditures on the leased properties. At March 31, 2007, leases covering 321 and 205 facilities contained provisions for property tax and capital expenditure impounds, respectively.

At March 31, 2007, we held 15 mortgage loans receivable secured by 16 skilled nursing facilities, six assisted living facilities, one continuing care retirement community, and one land parcel. The mortgage loans receivable had a net book value of $116.4 million. The mortgage loans had individual outstanding balances ranging from $0.7 million to $33.0 million and maturities ranging from 2008 to 2024.

We believe we have operated in such a manner as to qualify for taxation as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, or the “Code.” We intend to continue to operate in such manner. If we qualify for taxation as a REIT, we will generally not be subject to federal income taxes on our income that is distributed to stockholders. This treatment substantially eliminates the “double taxation” (i.e., at the corporate and stockholder levels) that generally results from investing in the stock of a corporation.

Our principal executive offices are located at 610 Newport Center Drive, Suite 1150, Newport Beach, California 92660, and our telephone number is (949) 718-4400.

RISK FACTORS

Investing in our securities involves various risks. Before making an investment decision, you should carefully consider any risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference in this prospectus and the applicable prospectus supplement, as well as other information we include or incorporate by reference in this prospectus and the applicable prospectus supplement, including “Item 1A - Risk Factors” in our annual report on Form 10-K for the fiscal year ended on December 31, 2006.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratios of earnings to fixed charges for the periods indicated. In computing the ratio of earnings to fixed charges, earnings have been based on consolidated income from continuing operations before fixed charges (exclusive of capital interest). Fixed charges consist of interest on debt, including amounts capitalized, an estimate of interest in rental expense, and interest expense related to the guaranteed debt of the partnerships and limited liability companies in which we hold an interest. In computing the ratio of earnings to combined fixed charges and preferred stock dividends, preferred stock dividends consist of dividends on our 7.677% Series A Cumulative Preferred Step-Up REIT Securities and 7.75% Series B Cumulative Convertible Preferred Stock.

	For the three months ended March 31, 2007	Year Ended December 31,
		2006	2005	2004	2003	2002
Ratio of Earnings to Fixed Charges	2.07	1.84	1.83	1.92	1.64	1.42
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	1.79	1.57	1.48	1.59	1.45	1.24

USE OF PROCEEDS

Unless otherwise specified in any prospectus supplement, the net proceeds from the sale of the securities offered from time to time hereby will be used for general corporate purposes, including the repayment of short term bank lines of credit and investments in healthcare related facilities. We use our existing revolving bank credit facility primarily to provide short term financing for the acquisition of healthcare related facilities.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities under one or more trust indentures to be executed by us and a specified trustee. The terms of the debt securities will include those stated in the indenture and those made a part of the indenture by reference to the Trust Indenture Act of 1939. The indentures will be qualified under the Trust Indenture Act.

The following description sets forth certain anticipated general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement (which terms may be different than those stated below) and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, investors should review both the prospectus supplement relating thereto and the following description. A form of the indenture (as discussed herein) has been filed as an exhibit to the registration statement of which this prospectus is a part.

General

The debt securities will be our direct obligations and may be either senior debt securities or subordinated debt securities. The indebtedness represented by subordinated securities will be subordinated in right of payment to the prior payment in full of our senior debt (as defined in the applicable indenture).

Except as set forth in the applicable indenture and described in a prospectus supplement relating thereto, the debt securities may be issued without limit as to aggregate principal amount, in one or more series, secured or unsecured, in each case as established from time to time in or pursuant to authority granted by a resolution of the board of directors or as established in the applicable indenture. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuance of additional debt securities of such series.

The prospectus supplement relating to any series of debt securities being offered will contain their specific terms, including, without limitation:

•	Their title and whether they are senior securities or subordinated securities;

•	Their initial aggregate principal amount and any limit on their aggregate principal amount;

•

The percentage of the principal amount at which they will be issued and, if other than 100% of the principal amount, the portion of the principal amount payable upon declaration of acceleration of their maturity;

•

The terms, if any, upon which they may be convertible into shares of our common stock or preferred stock and the terms and conditions upon which a conversion will be effected, including the initial conversion price or rate and the conversion period;

•	If convertible, the portion of the principal amount that is convertible into common stock or preferred stock, or the method by which any portion shall be determined;

•	If convertible, any applicable limitations on the ownership or transferability of the common stock or preferred stock into which they are convertible;

•	The date or dates, or the method for determining the date or dates, on which the principal will be payable;

•	The rate or rates (which may be fixed or variable), or the method by which the rate or rates shall be determined, at which they will bear interest, if any;

•

The date or dates, or the method for determining such date or dates, from which any interest will accrue, the interest payment dates on which any interest will be payable, the regular record dates for the interest payment dates, or the method by which the date shall be determined, the person to whom the interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

•

The place or places where the principal of (and premium, if any) and interest, if any, will be payable, where they may be surrendered for conversion or registration of transfer or exchange and where notices or demands to or upon us may be served;

•	The period or periods within which, the price or prices at which and the terms and conditions upon which they may be redeemed, as a whole or in part, at our option, if we are to have such an option;

•

Our obligation, if any, to redeem, repay or purchase them pursuant to any sinking fund or analogous provision or at the option of a holder, and the period or periods within which, the price or prices at which and the terms and conditions upon which they will be redeemed, repaid or purchased, as a whole or in part, pursuant to this obligation;

•

If other than U.S. dollars, the currency or currencies in which they are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the related terms and conditions;

•

Whether the amount of payments of principal of (and premium, if any) or interest, if any, may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currencies) and the manner in which the amounts shall be determined;

•	Any additions to, modifications of or deletions from their terms with respect to the events of default or covenants set forth in the indenture;

•	Any provisions for collateral security for their repayment;

•	Whether they will be issued in certificated and/or book-entry form;

•

Whether they will be in registered or bearer form and, if in registered form, the denominations if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations and related terms and conditions;

•	The applicability, if any, of defeasance and covenant defeasance provisions of the applicable indenture;

•

Whether and under what circumstances we will pay additional amounts as contemplated in the applicable indenture in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem them in lieu of making such payment; and

•	Any other terms and any deletions from or modifications or additions to the applicable indenture.

The debt securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. Special federal income tax, accounting and other considerations applicable to debt securities will be described in the applicable prospectus supplement.

The applicable indenture may contain provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control.

Restrictions on ownership and transfer of our common stock and preferred stock are designed to preserve our status as a REIT and, therefore, may act to prevent or hinder a change of control. See “Description of Preferred Stock—Restrictions on Ownership.” Investors should review the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Merger, Consolidation or Sale

The applicable indenture will provide that we may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other corporation, provided that:

•

Either we shall be the continuing corporation, or the successor corporation (if other than NHP) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall be organized and existing under U.S. or state law and shall expressly assume payment of the principal of (and premium, if any), and interest on, all of the applicable debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the applicable indenture;

•

Immediately after giving effect to such transaction and treating any indebtedness which becomes our obligation or any subsidiary as a result thereof as having been incurred by us or a subsidiary at the time of such transaction, no event of default under the applicable indenture, and no event which, after notice or the lapse of time, or both, would become such an event of default, shall have occurred and be continuing; and

•	An officer’s certificate and legal opinion covering such conditions shall be delivered to the trustee.

Covenants

The applicable indenture will contain covenants requiring us to take certain actions and prohibiting us from taking certain actions. The covenants with respect to any series of debt securities will be described in the prospectus supplement relating to them.

Events of Default, Notice and Waiver

Each indenture will describe specific “events of default” with respect to a series of debt securities issued under the indenture. Such “events of default” are likely to include (with grace and cure periods):

•	Our failure to pay any installment of interest;

•	Our failure to pay their principal (or premium, if any) at their maturity;

•	Our failure to make any required sinking fund payment;

•	Our breach of any other covenant or warranty contained in the applicable indenture (other than a covenant added to the indenture solely for the benefit of a different series of debt securities); and

•	Certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us or any substantial part of our property.

If an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then the applicable trustee or the holders of not less than 25% of the principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of all the debt securities of that series to be due and payable immediately by written notice thereof to us (and to the applicable trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to debt securities of such series (or of all debt securities then outstanding under any indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of outstanding debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may rescind and annul such declaration and its consequences if:

•

We shall have deposited with the applicable trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable trustee; and

•

All events of default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) have been cured or waived as provided in such indenture.

Each indenture also will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default:

•	In the payment of the principal of (or premium, if any) or interest on any debt security of such series; or

•	In respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.

Each trustee will be required to give notice to the holders of debt securities within 90 days of a default under the applicable indenture unless such default shall have been cured or waived; provided, however, that such trustee may withhold notice to the holders of any series of debt securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series) if specified responsible officers of such trustee consider such withholding to be in the interest of such holders.

Each indenture will provide that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy thereunder, except in the case of failure of the applicable trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than a majority in principal amount of the outstanding debt securities of such series, as well as the furnishing of indemnity reasonably satisfactory to it. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such debt securities at the respective due dates thereof.

Subject to provisions in each indenture relating to its duties in case of default, no trustee will be under any obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding under such indenture, unless such holders shall have furnished to the trustee thereunder reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under an indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which is in conflict with any law or the applicable indenture, which may involve such trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining therein.

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the applicable indenture and, if so, specifying each such default and the nature and status thereof.

Modification of the Indenture

It is anticipated that we and the trustee may make modifications and amendments to an indenture, with the consent of the holders of not less than a majority in principal amount of each series of the outstanding debt securities issued under the indenture which are affected by the modification or amendment, provided that no such modification or amendment may, without the consent of each affected holder of the debt securities:

•	Change the stated maturity date of the principal of (or premium, if any) or any installment of interest, if any, on the debt securities;

•	Reduce the principal amount of (or premium, if any) or the interest, if any, on the debt securities or the principal amount due upon acceleration of an original issue discount security;

•	Change the place or currency of payment of principal of (or premium, if any) or interest, if any, on the debt securities;

•	Impair the right to institute suit for the enforcement of any such payment on or with respect to the debt securities;

•	Reduce the above-stated percentage of holders of the debt securities necessary to modify or amend the indenture; or

•	Modify the foregoing requirements or reduce the percentage of the outstanding debt securities necessary to waive compliance with certain provisions of the indenture or for waiver of certain defaults.

A record date may be set for any act of the holders with respect to consenting to any amendment.

The holders of not less than a majority in principal amount of the outstanding debt securities of each series affected thereby will have the right to waive our compliance with certain covenants in the indenture.

Each indenture will contain provisions for convening meetings of the holders of debt securities of a series to take permitted action.

Under certain circumstances, we and the trustee may make modifications and amendments to an indenture without the consent of any holders of outstanding debt securities.

Redemption of Securities

The applicable indenture will provide that the debt securities may be redeemed at any time at our option, in whole or in part, for certain reasons intended to protect our status as a REIT. Debt securities may also be subject to optional or mandatory redemption on terms and conditions described in the applicable prospectus supplement.

From and after notice has been given as provided in the applicable indenture, if funds for the redemption of any debt securities called for redemption shall have been made available on such redemption date, such debt securities will cease to bear interest on the date fixed for such redemption specified in such notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

Conversion of Securities

The terms and conditions, if any, upon which any debt securities are convertible into shares of our common stock or preferred stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include:

•	Whether such debt securities are convertible into shares of our common stock or preferred stock;

•	The conversion price (or manner of calculation thereof);

•	The conversion period;

•	Provisions as to whether conversion will be at our option or the option of the holders;

•	The events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such debt securities; and

•	Any restrictions on conversion, including restrictions directed at maintaining our REIT status.

Subordination

Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated securities will be subordinated to the extent provided in the applicable indenture in right of payment to the prior payment in full of all senior securities. No payment of principal or interest will be permitted to be made on subordinated securities at any time if any payment default or any other default which permits accelerations exists. After all senior securities are paid in full and until the subordinated securities are paid in full, holders of subordinated securities will be subrogated to the right of holders of senior securities to the extent that distributions otherwise payable to holders of subordinated securities have been applied to the payment of senior securities. By reason of such subordination, in the event of a distribution of assets upon our insolvency, some of our general creditors may recover more, ratably, than holders of subordinated securities. If this prospectus is being delivered in connection with a series of subordinated securities, the accompanying prospectus supplement or the information incorporated herein by reference will contain the approximate amount of senior securities outstanding as of the end of our most recent fiscal quarter.

Global Securities

The debt securities of a series may be issued in whole or in part in global form. The global securities will be deposited with a depositary, or with a nominee for a depositary, identified in the prospectus supplement. In this case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive form, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of the successor.

The specific material terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a global security will be described in the prospectus supplement. We anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary for the global security will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of persons, or participants, that have accounts with the depositary. The accounts to be credited will be designated by any underwriters or agents participating in the distribution of the debt securities. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary for the global security, with respect to interests of participants, or by participants or persons that hold through participants, with respect to interests of persons other than participants. So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture; provided, however, that for purposes of obtaining any consents or directions required to be given by the holders of the debt securities, we, the trustee and our agents will treat a person as the holder of the principal amount of debt securities as specified in a written statement of the depositary. Except as set forth herein or otherwise provided in the prospectus supplement, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names, will not receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.

Principal, premium, if any, and interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. Neither we, the trustee nor any paying agent for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a global security, upon receipt of any payment of principal, premium, if any, or interest will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary. We also expect that payments by participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in “street names” and will be the responsibility of the participants.

If the depositary for any debt securities represented by a global security is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue the debt securities in definitive form in exchange for the global security. In addition, we may at any time and in our sole discretion determine not to have any of the debt securities of a series represented by one or more global securities and, in that event, will issue debt securities of the series in definitive form in exchange for all of the global security or securities representing the debt securities.

The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in debt securities represented by global securities.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF PREFERRED STOCK

The following description of our preferred stock outlines some of the general terms and provisions of the preferred stock to which any prospectus supplement may relate. The description below and in any prospectus supplement are not complete and are subject to and qualified in their entirety by reference to our charter, our bylaws and our board of directors’ resolution or articles supplementary relating to each series of the preferred stock which will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part at or prior to the time of the issuance of the series of the preferred stock.

General

Our authorized capital stock consists of 200,000,000 shares of common stock, $0.10 par value per share, and 5,000,000 shares of preferred stock, $1.00 par value per share.

Under our charter, our board of directors is authorized without further stockholder action to provide for the issuance of up to 5,000,000 shares of preferred stock, in one or more series, with the voting, dividend, conversion or liquidation rights, designations, preferences, powers and relative participating, optional or other special rights and qualifications, limitations or restrictions of shares of the series as are stated in the resolutions providing for the issuance of a series of preferred stock, adopted, at any time or from time to time, by our board of directors. At March 31, 2007 we had 900,485 shares of 7.677% Series A Cumulative Preferred Stock and 1,064,500 shares of 7.75% Series B Cumulative Convertible Preferred Stock outstanding. With respect to payment of dividends, the Series A and Series B Preferred Stock will rank senior to our common stock and equivalent to any other shares of our preferred stock which are not by their terms, as disclosed in the applicable prospectus supplement, subordinated to the Series A and Series B Preferred Stock with respect to payment of dividends and amounts due upon liquidation, dissolution or winding up.

Subject to limitations prescribed by Maryland law and the charter, our board of directors is authorized to fix the number of shares constituting each series of preferred stock and the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of our board of directors or a duly authorized committee thereof. The preferred stock will, when issued, be fully paid and nonassessable and will have no preemptive rights.

A prospectus supplement relating to a preferred stock offering will contain their specific terms, including, without limitation:

•	The title and stated value;

•	The number of shares offered, the per share offering price and the liquidation preference;

•	The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation;

•	The date from which dividends will accumulate, if applicable;

•	The provision for a sinking fund, if any;

•	Redemption provisions, if applicable;

•	Any listing on any securities exchange;

•	The terms and conditions, if applicable, upon which the shares of preferred stock will be convertible into shares of common stock, including the conversion price or method of calculation;

•	A discussion of certain federal income tax considerations;

•	The relative ranking and preferences of the preferred stock as to dividend rights and rights upon our liquidation, dissolution or winding up;

•

Any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon our liquidation, dissolution or winding;

•	Any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT; and

•	Any other specific terms, preferences, rights, limitations or restrictions.

Unless otherwise stated in a prospectus supplement relating to a particular series of preferred stock, each series will rank on a parity as to dividends and distributions of assets with each other. The rights of the holders of each series of preferred stock will be subordinate to those of our general creditors.

Certain Provisions of our Charter

See “Description of Common Stock—Redemption and Business Combination Provisions” for a description of certain provisions of our charter, including provisions relating to redemption rights and provisions that may have certain anti-takeover effects.

Dividend Rights

Holders of each series of our preferred stock will be entitled to receive, when, as and if declared by our board of directors, out of funds legally available therefor, cash dividends on the dates and at the rates as are set forth in, or as are determined by the method described in, the prospectus supplement relating to the series of the preferred stock. The rate may be fixed or variable or both. Each dividend will be payable to the holders of record as they appear on our stock books on the record dates, fixed by our board of directors, as specified in the prospectus supplement relating to the series of preferred stock.

The dividends may be cumulative or noncumulative, as provided in the prospectus supplement relating to the series of preferred stock. If our board of directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are noncumulative, then the right to receive a dividend in respect of the dividend period ending on the dividend payment date will be lost, and we will have no obligation to pay the dividend accrued for the period, whether or not dividends on the series are declared payable on any future dividend payment dates. Dividends on the shares of each series of preferred stock for which dividends are cumulative will accrue from the date on which we initially issue shares of the series.

Unless otherwise specified in the applicable prospectus supplement, if any shares of preferred stock of any series are outstanding, no full dividends will be declared or paid or set apart for payment on the shares of preferred stock of any other series ranking, as to dividends, on a parity with or junior to the preferred stock of such series for any period unless full dividends (which include all unpaid dividends in the case of cumulative dividend preferred stock) have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment on the preferred stock of such series is set apart.

If we do not pay dividends in full (or a sum sufficient for full payment is not so set apart) on the shares of preferred stock of any series and the shares of any other series of preferred stock ranking on a parity as to dividends with the preferred stock of such series, all dividends declared upon shares of preferred stock of such series and any other series of preferred stock ranking on a parity as to dividends with such preferred stock shall be declared pro rata among the holders of such series. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred stock of such series which may be in arrears.

So long as the shares of any series of preferred stock are outstanding, we may not, other than as we determine is necessary to maintain our status as a REIT, declare any dividends on any shares of common stock or any other stock ranking as to dividends or distributions of assets junior to the series of preferred stock, or make any payment on account of, or set apart money for, the purchase, redemption or other retirement of, or for a sinking or other analogous fund for, any shares of junior stock or make any distribution in respect thereof, whether in cash or property or in obligations or stock, other than junior stock that is neither convertible into, nor exchangeable or exercisable for, any securities other than junior stock, unless:

•

full dividends, including if the preferred stock is cumulative, dividends for prior dividend periods, have been paid or declared and set apart for payment on all outstanding shares of the preferred stock of the series and all other classes and series of preferred stock, other than junior stock; and

•

we are not in default or in arrears with respect to the mandatory or optional redemption or mandatory repurchase or other mandatory retirement of, or with respect to any sinking or other analogous fund for, any shares of preferred stock of the series or any shares of any other preferred stock of any class or series, other than junior stock.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each series of preferred stock will be entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to the holders of common stock or any other shares of stock ranking junior as to the distribution to the series of preferred stock, the amount of the liquidation preference per share set forth in the prospectus supplement relating to the series of the preferred stock plus an amount equal to all accumulated and unpaid dividends accrued. If, upon our voluntary or involuntary liquidation, dissolution or winding up, the amounts payable with respect to any series of preferred stock, ranking as to the distribution on a parity with any other series of preferred stock are not paid in full, the holders of each series will share ratably in any distribution of our assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full preferential amounts, the holders of each series of preferred stock will be entitled to no further participation in any distribution of our assets.

Redemption

A series of the preferred stock may be redeemable, in whole or from time to time in part, at our option, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon terms, at the times and at the redemption prices set forth in the prospectus supplement relating to the series. Shares of the preferred stock redeemed by us will be restored to the status of authorized but unissued shares of preferred stock.

If fewer than all of the outstanding shares of a series of the preferred stock are redeemed, whether by mandatory or optional redemption, the number of shares to be redeemed will be determined by lot or pro rata, subject to rounding to avoid fractional shares, as may be determined by us or by any other method as may be determined by us in our sole discretion to be equitable. Unless we default in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any, from and after the redemption date, dividends shall cease to accumulate on the shares of the preferred stock called for redemption and all rights of the holders thereof, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, shall cease.

So long as any dividends on shares of any series of the preferred stock or any other series of preferred stock ranking on a parity as to dividends and distribution of assets with the series of the preferred stock are in arrears, no shares of any series of the preferred stock or other series of preferred stock will be redeemed, whether by mandatory or optional redemption, unless all of the shares of each series of preferred stock are simultaneously redeemed, and we will not purchase or otherwise acquire any shares; provided, however, that the foregoing will not prevent the purchase or acquisition of the shares pursuant to a purchase or exchange offer made on the same terms to holders of all shares outstanding of each series of preferred stock.

Conversion Rights

The terms, if any, on which shares of preferred stock of any series may be exchanged for or converted, mandatorily or otherwise, into shares of our common stock or another series of preferred stock will be set forth in the prospectus supplement relating thereto. See “Description of Common Stock.”

Voting Rights

Holders of preferred stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable prospectus supplement.

Any series of preferred stock may provide that, so long as any shares of the series remain outstanding, the holders of the series may vote as a separate class on certain specified matters, which may include changes in our capitalization, amendments to our charter and mergers and dispositions.

These voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of the series of preferred stock have been redeemed or called for redemption upon proper notice and sufficient funds have been irrevocably deposited in trust to effect the redemption.

A series of preferred stock may contain provisions for additional rights, remedies and privileges if dividends on the series are in arrears for specified periods. These rights, remedies and privileges will be described in the applicable prospectus supplement.

Transfer Agent and Registrar

Unless otherwise indicated in an applicable prospectus supplement, The Bank of New York will be the transfer agent, dividend and redemption price disbursement agent and registrar for shares of each series of preferred stock.

Restrictions on Ownership and Transfer

Ownership and transfer of shares of preferred stock will be subject to the same restrictions on ownership and transfer that are applicable to shares of our common stock. See “Description of Common Stock—Restrictions on Ownership and Transfer.” All certificates representing preferred stock may bear a legend referring to these restrictions.

DESCRIPTION OF COMMON STOCK

The following description of our common stock outlines some of the general terms and provisions of our common stock to which any prospectus supplement may relate. The description below and in any prospectus supplement do not purport to be complete and are subject to and qualified in their entirety by reference to our charter and our bylaws.

General

Our authorized capital stock consists of 200,000,000 shares of common stock, $0.10 par value per share, and 5,000,000 shares of preferred stock, $1.00 par value per share. At March 31, 2007, there were 89,082,647 shares of our common stock outstanding.

All shares of common stock:

•

participate equally in dividends payable to stockholders of common stock when and as declared by our board of directors and in net assets available for distribution to stockholders of common stock on liquidation or dissolution;

•	have one vote per share on all matters submitted to a vote of the stockholders; and

•	do not have cumulative voting rights in the election of directors.

Holders of our common stock do not have preference, conversion, exchange or preemptive rights. Our common stock is listed on the New York Stock Exchange under the symbol “NHP.”

Redemption and Business Combination Provisions

If our board of directors is, at any time and in good faith, of the opinion that direct or indirect ownership of at least 9.9% or more of the voting shares of stock has or may become concentrated in the hands of one beneficial owner, our board of directors has the power:

•

by lot or other means deemed equitable by it to call for the purchase from any stockholder a number of voting shares sufficient, in the opinion of our board of directors, to maintain or bring the direct or indirect ownership of voting shares of stock of the beneficial owner to a level of no more than 9.9% of the outstanding voting shares of our stock; and

•

to refuse to transfer or issue voting shares of stock to any person or entity whose acquisition of those voting shares would, in the opinion of our board of directors, result in the direct or indirect ownership by that person or entity of more than 9.9% of the outstanding voting shares of our stock.

The purchase price for any voting shares of stock so purchased shall be equal to the fair market value of the shares reflected in the closing sales price for the shares, if then listed on a national securities exchange, or the average of the closing sales prices for the shares if then listed on more than one national securities exchange, or if the shares are not then listed on a national securities exchange, the latest bid quotation for the shares if then traded over-the-counter, on the last business day immediately preceding the day on which notices of the acquisitions are sent, or, if none of these closing sales prices or quotations are available, then the purchase price will be equal to the net asset value of the stock as determined by our board of directors in accordance with the provisions of applicable law. From and after the date fixed for purchase by our board of directors, the holder of any shares so called for purchase shall cease to be entitled to distributions, voting rights and other benefits with respect to those shares, except the right to payment of the purchase price for the shares. Further, if a transfer of shares, options, warrants or other securities convertible into voting shares occurs that would create a beneficial owner of more than 9.9% of the outstanding shares of our stock, some or all of the transfer shall be deemed void ab initio, and the intended transferee shall acquire no rights in the transferred securities. See “Restrictions on Ownership and Transfer” for certain additional restrictions that may have the effect of preventing an acquisition of control of us by a third party.

Our charter requires that, except in certain circumstances, business combinations between us and a beneficial holder of 10% or more of our outstanding voting stock, a “related person,” be approved by the affirmative vote of at least 90% of our outstanding voting stock or, in advance and unanimously, by our board of directors. A business combination is defined in our charter as:

•	any merger or consolidation with or into a related person;

•

any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any “substantial part” of our assets, including without limitation any voting securities of a subsidiary, to a related person;

•	any merger or consolidation of a related person with or into us;

•	any sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of a related person to us;

•	the issuance of any of our securities to a related person, other than by way of pro rata distribution to all stockholders; and

•	any agreement, contract or other arrangement providing for any of the above.

Pursuant to our charter, our board of directors is classified into three classes. Each class of directors serves for a term of three years, with one class being elected each year. As of the date of this prospectus, there are eight directors, divided into three classes consisting of three, three and two directors.

The foregoing provisions of our charter and certain other matters may not be amended without the affirmative vote of at least 90% of our outstanding voting stock.

The foregoing provisions may have the effect of discouraging unilateral tender offers or other takeover proposals which certain stockholders might deem in their interests or in which they might receive a substantial premium. Our board of directors’ authority to issue and establish the terms of currently authorized preferred stock, without stockholder approval, may also have the effect of discouraging takeover attempts. See “Description of Preferred Stock.” The provisions could also have the effect of insulating current management against the possibility of removal and could, by possibly reducing temporary fluctuations in market price caused by accumulations of shares, deprive stockholders of opportunities to sell at a temporarily higher market price. However, our board of directors believes that inclusion of the business combination provisions in our charter may help assure fair treatment of stockholders and preserve our assets.

The foregoing summary of certain provisions of our charter does not purport to be complete or to give effect to provisions of statutory or common law. The foregoing summary is subject to, and qualified in its entirety by reference to, the provisions of applicable law and our charter, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

Transfer Agent and Registrar

Unless otherwise indicated in an applicable prospectus supplement, The Bank of New York is the transfer agent and registrar of the common stock.

Restrictions on Ownership and Transfer

For us to qualify as a REIT under the Internal Revenue Code of 1986, as amended:

1)	Not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly (after application of certain attribution rules), by five or fewer individuals at any time during the last half of its taxable year; and

2)	Our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

To ensure that we satisfy requirement (1) above, our board of directors has the power to refuse to transfer shares of our capital stock to any person or entity whose acquisition of such shares would result in the direct or indirect ownership of more than 9.9% in value or number of shares of all classes of our outstanding capital stock or our outstanding voting stock.

If at any time there is a transfer that (a) violates the 9.9% ownership limit, (b) would result in a violation of requirement (1) above (without regard to whether the ownership interest is held during the last half of the taxable year), (c) would otherwise result in our failing to qualify as a REIT, or (d) would cause us to own ten percent or more of any of our tenants (as determined pursuant to certain attribution rules), the excess shares shall be deemed to have been transferred to a trust for the benefit of a designated charitable beneficiary and the trustee will resell such shares to a person or persons whose ownership of the shares will not result in a violation of these ownership restrictions. The intended transferee of such excess shares will receive a price equal to the lesser of the price paid for the excess shares by the intended transferee (or, if the intended transferee did not give value for the shares, the market price of the shares on the date of the event causing the shares to be held in the trust) and the price per share received by the trustee, in either case reduced by the amount of any dividends or other distributions made to the intended transferee. We may purchase excess shares for the lesser of the amount paid for the excess shares by the intended transferee (or, if the intended transferee did not give value for the shares, the market price of the shares on the date of the event causing the shares to be held in the trust) or the market price, in either case reduced by the amount of any dividends or other distributions made to the intended transferee. The market price for any stock so purchased shall be equal to the fair market value of such shares reflected in:

•	The closing sales price for the stock, if then listed on a national securities exchange;

•	The average closing sales price of such stock, if then listed on more than one national securities exchange; or

•	If the stock is not then listed on a national securities exchange, the latest bid quotation for the stock if then traded over-the-counter.

If no such closing sales prices or quotations are available, the purchase price shall equal the net asset value of such stock as determined by our board of directors in accordance with applicable law.

If the transfer to the trust described above would not be effective for any reason to prevent a violation of the ownership restrictions set forth above, then the transfer that would otherwise violate any of those restrictions shall be void ab initio, and the intended transferee shall acquire no rights in the transferred shares. In addition, if a transfer would cause the violation of requirement (2) above (without regard to the duration that the 100 shareholder requirement is not met), some or all of the transfer shall be deemed void ab initio, and the intended transferee shall acquire no rights in the transferred shares.

The board of directors, in its sole discretion, may exempt a person from the 9.9% ownership limit or increase the ownership limit as to such person if, in general (i) the board obtains such representations, covenants and undertakings from such person as it deems necessary to conclude the granting of the exemption will not cause us to lose our status as a REIT, (ii) such person does not, and represents that it will not, constructively own an interest in any of our tenants that would cause us to constructively own more than 9.9% of any of our tenants, and (iii) such person agrees that any violation or attempted violation of such representations, covenants and undertakings or certain other actions will result in any excess shares being automatically transferred to a trust, as described in detail herein above.

All certificates representing shares of common stock may bear a legend referring to the restrictions described above.

These restrictions may have the effect of preventing an acquisition of control of us by a third party.

DESCRIPTION OF SECURITIES WARRANTS

The following description of our securities warrants outlines some of the general terms and provisions of each warrant agreement, the warrants and the warrant certificates. The description is not complete and is qualified entirely by reference to the relevant warrant agreement with respect to the warrants of any particular series. The specific terms of any series of warrants will be described in the relevant prospectus supplement and may differ materially from the general description below.

General

We may issue warrants for the purchase of our debt securities, preferred stock or common stock. We may issue warrants independently or together with debt securities, preferred stock or common stock, and such warrants may be attached to or separate from those securities.

Each series of securities warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered securities warrants. The warrant agent will act solely as our agent in connection with the securities warrant certificates relating to the securities warrants and will not assume any obligation or relationship of agency or trust for or with any holders of securities warrant certificates or beneficial owners of securities warrants.

The relevant prospectus supplement relating to a series of warrants will mention the name and address of the warrant agent. The relevant prospectus supplement will describe the terms of the warrant agreement and the series of warrants in respect of which this prospectus is being delivered, including

•	the offering price;

•	the currency for which the warrants may be purchased;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	the date which the warrants and the related securities will be separately transferable;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities that can be purchased upon exercise of one warrant, and the price and currency for purchasing those debt securities upon exercise and, in the case of warrants to purchase preferred stock, or common stock, the number of shares of preferred stock, or common stock, as the case may be, that can be purchased upon the exercise of one warrant, and the price for purchasing such shares upon this exercise;

•	the dates on which the right to exercise the warrants will commence and expire and, if the warrants are not continuously exercisable, any dates on which the warrants are not exercisable;

•	whether the warrants or related securities will be listed on any securities exchange;

•	the terms of the securities issuable upon exercise of those warrants;

•	whether the warrants will be issued in global or certificated form; and

•	any other terms of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for transfer registration, and may be exercised at the warrant agent’s corporate trust office or any other office indicated in the relevant prospectus supplement. If the warrants are not separately transferable from the securities with which they were issued, this exchange may take place only if the certificates representing such related securities are also exchanged. Prior to warrant exercise, warrantholders will not have any rights as holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase preferred stock or common stock, the right to receive any dividends, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

Where appropriate, the applicable prospectus supplement will describe the U.S. federal income tax considerations relevant to the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities specified in the relevant prospectus supplement at the exercise price mentioned in, or calculated as described in, the relevant prospectus supplement. Unless otherwise specified in the relevant prospectus supplement, warrants may be exercised at any time up to 5:00 p.m., New York time, on the expiration date mentioned in that prospectus supplement. After 5:00 p.m., New York time, on the expiration date, unexercised warrants will become void.

Warrants may be exercised by delivery of the warrant certificate representing the warrants to be exercised, or in the case of global securities, as described under “Description of Debt Securities—Global Securities,” by delivery of an exercise notice for those warrants, together with certain information, and payment to the warrant agent in immediately available funds, as provided in the relevant prospectus supplement, of the required purchase amount. The information required to be delivered will be on the reverse side of the warrant certificate and in the relevant prospectus supplement. Upon receipt of such payment and the warrant certificate or exercise notice properly executed at the warrant agent’s corporate trust office or any other office indicated in the relevant prospectus supplement, we will, in the time period the relevant warrant agreement provides, issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants unless the unexercised warrants have become void.

If mentioned in the relevant prospectus supplement, securities may be surrendered as all or part of the exercise price for warrants.

Antidilution Provisions

In the case of warrants to purchase common stock, the exercise price payable and the number of common stock shares to be purchased upon warrant exercise may be adjusted in certain events, including:

•	the issuance of a stock dividend to common stockholders or a combination, subdivision or reclassification of common stock;

•

the issuance of rights, warrants or options to all common stockholders entitling them to purchase common stock for an aggregate consideration per share less than the current market price per common stock share;

•	any distribution to our common stockholders of evidences of our indebtedness or of assets, excluding cash dividends or distributions referred to above; and

•	any other events mentioned in the relevant prospectus supplement.

No adjustment in the number of shares of common stock purchasable upon warrant exercise will be required until cumulative adjustments require an adjustment of at least 1% of such number. No fractional shares will be issued upon warrant exercise, but we will pay the cash value of any fractional shares otherwise issuable.

Modification

We and the relevant warrant agent may amend any warrant agreement and the terms of the related warrants by executing a supplemental warrant agreement, without any such warrantholder’s consent, for the purpose of:

•

curing any ambiguity, any defective or inconsistent provision contained in the warrant agreement, or making any other corrections to the warrant agreement that are not inconsistent with the provisions of the warrant certificates;

•	evidencing the succession of another corporation to NHP and their assumption of our covenants contained in the warrant agreement and the warrants;

•	appointing a successor depositary, if the warrants are issued in the form of global securities;

•	evidencing a successor warrant agent’s acceptance of appointment with respect to the warrants;

•

adding to our covenants for the warrantholders’ benefit or surrendering any right or power conferred upon us under the warrant agreement issuing warrants in definitive form, if such warrants are initially issued in the form of global securities; or

•	amending the warrant agreement and the warrants as we deem necessary or desirable and that will not adversely affect the warrantholders’ interests in any material respect.

We and the warrant agent may also amend any warrant agreement and the related warrants by a supplemental agreement with the consent of the holders of a majority of the unexercised warrants such amendment affects, for the purpose of adding, modifying or eliminating any of the warrant agreement’s provisions or of modifying the holders’ rights. However, no such amendment that

•	changes the number or amount of securities purchasable upon warrant exercise so as to reduce the number of securities receivable upon this exercise;

•	shortens the time period during which the warrants may be exercised;

•	otherwise adversely affects the exercise rights of such warrantholders in any material respect; or

•	reduces the number of unexercised warrants the consent of holders of which is required for amending the warrant agreement or the related warrants may be made without the consent of each holder affected by that amendment.

Consolidation, Merger and Sale of Assets

Each warrant agreement will provide that we may consolidate or merge with or into any other corporation or sell, lease, transfer or convey all or substantially all of our assets to any other corporation, provided that:

•

either we must be the continuing corporation, or the corporation other than NHP formed by or resulting from any consolidation or merger or that receives the assets must be organized and existing under U.S. or state law and must assume our obligations for the unexercised warrants and the performance of all covenants and conditions of the relevant warrant agreement; and

•	We or that successor corporation must not immediately be in default under that warrant agreement.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the relevant warrant agreement and will not assume any obligation or relationship of agency or trust for any warrantholder. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case we default in performing our obligations under the relevant warrant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us. Any warrantholder may, without the warrant agent’s consent or the consent of any other warrantholder, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that warrant.

Replacement of Warrant Certificates

We will replace any destroyed, lost, stolen or mutilated warrant certificate upon delivery to us and the relevant warrant agent of evidence satisfactory to us and them of the ownership of that warrant certificate and of the destruction, loss, theft or mutilation of that warrant certificate, and (in the case of mutilation) surrender of that warrant certificate to the relevant warrant agent, unless we or the warrant agent has received notice that the warrant certificate has been acquired by a bona fide purchaser. That warrantholder will also be required to provide indemnity satisfactory to the relevant warrant agent and us before a replacement warrant certificate will be issued.

Title

We, the warrant agents and any of their agents may treat the registered holder of any warrant certificate as the absolute owner of the warrants evidenced by that certificate for any purpose and as the person or entity entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary. See “Description of Debt Securities—Global Securities.”

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary of certain material U.S. federal income tax considerations is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the final and temporary Treasury Regulations promulgated thereunder and administrative rulings and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or different interpretations. This summary does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to an investor, nor any tax consequences arising under the laws of any state, locality or foreign jurisdiction. The following summary is divided into three sections. The first section, which appears under the caption “Certain U.S. Federal Income Tax Considerations to Us of Our REIT Election,” discusses certain U.S. federal income tax considerations relating to our election to be qualified and taxed as a REIT. The second and third sections, which appear under the captions “U.S. Federal Income Tax Considerations for U.S. Holders of Our Common Stock” and “U.S. Federal Income Tax Considerations for Non-U.S. Holders of Our Common Stock,” discuss certain U.S. federal income tax considerations relevant to holders of our common stock. This summary of certain U.S. federal income tax considerations relevant to holders of our common stock is not intended to be applicable to all categories of investors, such as dealers in securities, banks, thrifts, or other financial institutions, insurance companies, regulated investment companies, U.S. expatriates, persons that hold our common stock as part of a straddle, conversion transaction, or hedge, persons deemed to sell our common stock under the constructive sale provisions of the Code, persons whose “functional currency” is other than the U.S. dollar, persons who acquire or are deemed to have acquired our common stock in an exchange or for property other than cash, or holders subject to the alternative minimum tax, each of which may be subject to special rules, and this summary deals only with common stock held as capital assets. In the event that we elect to offer debt securities, preferred stock or warrants, the prospectus supplement relating to those securities may contain a discussion of U.S. federal income tax considerations relevant to holders of those securities.

YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SECURITIES OFFERED HEREBY.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS TO US OF OUR REIT ELECTION

General

We have made an election to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 1985. We believe that we are organized and have operated in such a manner as to qualify for taxation as a REIT under the Code and our proposed future method of operation will enable us to continue to so qualify. No assurances, however, can be given that we have operated in a manner so as to qualify as a REIT or that we will continue to operate in such a manner in the future. Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code on REITs, some of which are summarized below. While we intend to operate so that we qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given that we satisfy the REIT tests or will continue to do so. See “Failure to Qualify” below.

The sections of the Code relating to qualification and operation as a REIT, and the U.S. federal income tax treatment of a REIT and its security holders, are highly technical and complex. The following discussion sets forth only certain material aspects of those sections. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof.

Taxation of Our Company

In any year in which we qualify as a REIT, in general, we will not be subject to U.S. federal income tax on that portion of our taxable income or capital gain that is distributed to stockholders. We will, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed.

Notwithstanding our qualification as a REIT, we may also be subject to taxation in certain other circumstances. If we should fail to satisfy the 75% or the 95% gross income tests (as discussed below), and nonetheless maintain our qualification as a REIT because certain other requirements are met, we will be subject to a 100% tax on the greater of the amount by which we fail the 75% or 95% gross income tests, multiplied by a fraction intended to reflect our profitability. In addition, if we should fail to satisfy the asset or other requirements applicable to REITs, as described below, yet nonetheless maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to tax based on the nature and amount of the failure. We will also be subject to a tax of 100% on net income from “prohibited transactions” (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property) and, if we have (i) net income from the sale or other disposition of “foreclosure property” (generally, property acquired by reason of a default on indebtedness or a lease) which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, we will be subject to tax on such income from foreclosure property at the highest corporate rate. If we should fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior years, we would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. In addition, if we acquire any asset from a “C corporation” (that is, a corporation generally subject to U.S. federal income tax under Subchapter C of the Code) in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we recognized gain on the disposition of such asset during a ten-year period beginning on the date we acquired the asset, then the asset’s “built in” gain will be subject to tax at the highest regular corporate rate. We may also be subject to the corporate “alternative minimum tax” on our items of tax preference, as well as tax in certain situations not presently contemplated. If it is determined that amounts of certain income and expense were not allocated between us and a taxable REIT subsidiary on the basis of arm’s-length dealing, or to the extent we charge a taxable REIT subsidiary interest in excess of a commercially reasonable rate, we will be subject to a tax equal to 100% of such amounts. We use the calendar year for U.S. federal income tax purposes and for financial reporting purposes.

Requirements for Qualification

To qualify as a REIT, we must elect to be so treated and must meet the requirements, discussed below, relating to our organization, sources of income, nature of assets, and distributions of income to stockholders.

Organizational Requirements. The Code defines a REIT as a corporation, trust or association (1) which is managed by one or more trustees or directors; (2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (3) which would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code; (4) which is neither a financial institution nor an insurance company subject to certain provisions of the Code; (5) the beneficial ownership of which is held by 100 or more persons; (6) during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code); and (7) which meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. We are treated as having satisfied condition (6) if we comply with the regulatory requirements to request information from our shareholders regarding their actual ownership of our stock, and do not know, or exercising reasonable diligence would not have known, that we failed to satisfy such condition. A shareholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information. If we fail to comply with the rules that require us to ascertain the actual ownership of our outstanding shares for any such taxable year, we will be subject to a penalty of $25,000, or $50,000 if such failure was intentional. However, if our failure to comply was due to reasonable cause and not willful neglect, no penalties will be imposed. Our charter provides for restrictions regarding transfer of our capital stock, in order (among other purposes) to assist us in continuing to satisfy the share ownership requirement described in (6) above.

Effect of Subsidiary Entities. In the case of a REIT which is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for U.S. federal income tax purposes. Thus, our proportionate share of the assets, liabilities and items of income of the partnerships in which we have an interest will be treated as our assets, liabilities and items of income for purposes of applying the REIT requirements described herein.

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is generally disregarded for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs as summarized below. A qualified REIT subsidiary is any corporation, other than a “taxable REIT subsidiary” as described below, that is wholly-owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two.

A REIT may generally jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat the subsidiary corporation as a taxable REIT subsidiary (“TRS”). The separate existence of a TRS is not ignored for federal income tax purposes. Accordingly, such an entity would generally be subject to U.S. federal income tax at regular corporate rates on its earnings, which may reduce the cash flow generated by us, and our ability to make distributions to our shareholders. A parent REIT is not treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the stock issued by the TRS is an asset in the hands of the parent REIT, and the REIT recognizes as income, the dividends, if any, that it receives from the TRS. This treatment can affect the income and asset test calculations that apply to the parent REIT, as described below.

Gross Income Tests. In order for us to maintain our qualification as a REIT, there are two requirements relating to our gross income that must be satisfied annually. First, at least 75% of our gross income (excluding gross income from prohibited transactions) for each taxable year must consist of defined types of income derived directly or indirectly from investments relating to real property or mortgages on real property (including “rents from real property” and, in certain circumstances, interest) or temporary investment income. Second, at least 95% of our gross income (excluding gross income from prohibited transactions and certain hedging transactions) for each taxable year must be derived from such real property investments and from dividends, other types of interest and gain from the sale or disposition of stock or securities or from any combination of the foregoing.

Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. An amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant generally will not qualify as “rents from real property” in satisfying the gross income tests if the REIT, or one or more owners of 10% or more of the REIT, directly or constructively, own in the aggregate 10% or more of such tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as “rents from real property.” Finally, for rents received to qualify as “rents from real property,” the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no income, except that we may directly perform services which are “usually or customarily rendered” in connection with the rental of space for occupancy only or are not considered primarily for the convenience of the occupant of the property. A de minimis amount of up to 1% of the gross income received by us from each property is permitted to be from the provision of non-customary services without disqualifying all other amounts received from such property as “rents from real property.” However, such de minimis amount itself will not qualify as “rents from real property” for purposes of the 75% and 95% gross income tests. In addition, we may furnish certain services (including “non-customary” services) through a TRS.

We typically do not provide services to any lessees under our leases, and to the extent that we provide services to any such lessee, we believe that any and all such services were and will be of the type usually or customarily rendered in connection with the rental of space for occupancy only, and therefore, that the provision of such services did not and will not cause the rents received with respect to properties or newly-acquired properties to fail to qualify as rents from real property for purposes of the 75% and 95% gross income tests. If we contemplate providing services in the future that reasonably might be expected not to meet the “usual or customary” standard, we will arrange to have such services provided by an independent contractor from which we derive no income or by an affiliated entity that has elected TRS status. It is anticipated that, for purposes of the gross income tests, our investment in our leases will in major part give rise to qualifying income in the form of rents and gains on the sales of leased property.

If we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available for any taxable year with respect to which our failure to meet the tests is due to reasonable cause and not due to willful neglect and if we satisfy certain specified filing and disclosure requirements set forth in the Code. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. As discussed above in “Certain U.S. Federal Income Tax Considerations to Us of Our REIT Election—Taxation of Our Company,” even if these relief provisions apply, a tax would be imposed with respect to our excess gross income reduced by approximated expenses.

Asset Tests. At the close of each quarter of our taxable year, we must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets (including (i) our allocable share of real estate assets held by partnerships in which we own an interest and (ii) stock or debt instruments held for not more than one year purchased with the proceeds of an offering of our stock or long-term (at least five years) debt), cash, cash items and government securities. Second, not more than 25% of our total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets and we may not own more than 10% of the vote or value of any one issuer’s outstanding securities. Fourth, not more than 20% of the value of our total assets may be represented by securities of one or more TRSs. For purposes of the third asset test, the term “securities” does not include equity or debt securities of a TRS, mortgage loans that constitute real estate assets, other securities included in the 75% asset class above, or equity interests in a partnership. The term “securities,” however, generally includes debt securities issued by a partnership or another REIT. Certain exceptions, such as a “straight debt” exception, apply for purposes of the 10% of value test referred to above.

We will not lose our status as a REIT if we fail to satisfy the asset tests at the end of a quarter solely by reason of changes in the relative values of our assets. If the failure to satisfy the asset tests results from the acquisition of securities or other property during a quarter, the failure can be cured by a disposition of sufficient non-qualifying assets or acquisition of sufficient qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available action within 30 days after the close of any quarter as may be required to cure any noncompliance with the asset tests. We cannot ensure that these steps always will be successful. If we fail to cure the noncompliance with the asset tests within this 30-day period, we could fail to qualify as a REIT.

We may avoid disqualification of our status as a REIT in the event of certain asset test failures if (i) the failure was due to reasonable cause and not due to willful neglect, (ii) the failure is timely corrected, (iii) a penalty amount is paid, and (iv) other requirements are met; or the failure was de minimis and timely corrected.

Annual Distribution Requirements. In order to qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to (A) the sum of (i) 90% of our REIT taxable income (computed without regard to the dividends paid deduction and our net capital gain) and (ii) 90% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular ordinary and capital gains corporate tax rates, as applicable. We may designate all or a portion of our undistributed net capital gains as being includable in the income of our stockholders as gain from the sale or exchange of a capital asset, which stockholders would receive an increase in the basis of their stock in the amount of such income recognized. Such stockholders would also be treated as having paid their proportionate share of the capital gains tax imposed on us on such undistributed amounts and would receive a corresponding decrease in the basis of their stock. Furthermore, if we should fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. We have made and intend to make timely distributions sufficient to satisfy all annual distribution requirements.

It is possible that, from time to time, we may experience timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of that income and deduction of such expenses in arriving at our taxable income. Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property which exceeds our allocable share of cash attributable to that sale. Additionally, we may incur cash expenditures that are not currently deductible for tax purposes. As such, we may have less cash available for distribution than is necessary to meet our annual 90% distribution requirement or to avoid tax with respect to capital gain or the excise tax imposed on certain undistributed income. To meet the 90% distribution requirement necessary to qualify as a REIT or to avoid tax with respect to capital gain or the excise tax imposed on certain undistributed income, we may find it appropriate to arrange for short-term (or possibly long-term) borrowings or to pay distributions in the form of taxable stock dividends.

Under certain circumstances relating to any Internal Revenue Service (“IRS”) audit adjustments that increase income, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends; however, we will be required to pay interest and penalties based upon the amount of any deduction taken for deficiency dividends.

Pursuant to applicable Treasury Regulations, in order to be able to elect to be taxed as a REIT, we must maintain certain records. We are also required to request certain information from our stockholders designed to disclose the actual ownership of our stock. We have complied and intend to continue to comply with such requirements.

Failure to Qualify

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Dividends to stockholders in any year in which we fail to qualify will not be deductible by us nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. It is not possible to state whether in all circumstances we would be entitled to such statutory relief.

Other Tax Consequences

Possible Legislative or Other Actions Affecting Tax Consequences. The present U.S. federal income tax treatment of investment in our company may be modified by legislative, judicial or administrative action at any time and any of these actions may affect investments and commitments previously made. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in U.S. federal tax laws and interpretations thereof could adversely affect the tax consequences of investment in our company.

State and Local Taxes. We may be required to pay tax in various state or local jurisdictions, including those in which we transact business. Our state and local tax treatment may not conform to the U.S. federal income tax consequences discussed above. Consequently, you should consult your tax advisors regarding the effect of state and local tax laws on an investment in us.

U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR U.S. HOLDERS OF OUR COMMON STOCK

As used in this section, a “U.S. holder” is a beneficial owner of our common stock that is for U.S. federal income tax purposes:

•	an individual U.S. citizen or resident alien;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

If a partnership, or other entity treated as a partnership for U.S. federal income tax purposes, holds common stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partners and upon the activities of the partnership.

Distributions

As long as we qualify as a REIT, distributions made to you out of current or accumulated earnings and profits and not properly designated by us as capital gain dividends will be taken into account by you as ordinary income and will not be eligible for the dividends received deduction for corporations. Since such dividends will be received from a REIT, they generally will not be eligible to be taxed at the preferential qualified dividend income rates (currently a 15% maximum federal rate, expiring for taxable years beginning after December 31, 2010) applicable to non-corporate U.S. holders who receive dividends from taxable C corporations under current law. An exception to this rule applies, however, and non-corporate U.S. holders will be taxed at such preferential rates on dividends designated by and received from us, to the extent that such dividends are attributable to (i) after-tax income that was accumulated in a non-REIT taxable year, (ii) dividends we received from taxable REIT subsidiaries or other taxable C corporations, or (iii) after-tax income from certain sales of appreciated property acquired from C corporations in carryover basis transactions. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which you have held our common stock. However, if you are a corporation, you may be required to treat up to 20% of certain capital gain dividends as ordinary income. Distributions in excess of current and accumulated earnings and profits will not be taxable to you to the extent that they do not exceed the adjusted tax basis of your shares, but rather will reduce the adjusted tax basis of the shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted tax basis of your shares, you will include the distributions in income as long-term capital gain (or short-term capital gain if you have held the shares for one year or less). In addition, any distribution declared by us in October, November or December of any year payable to you as a stockholder of record on a specified date in any of these months shall be treated as both paid by us and received by you on December 31 of that year, provided that the distribution is actually paid by us during January of the following calendar year. You may not include in your individual income tax returns any of our net operating losses or capital losses.

Sale, Exchange or Other Disposition of Common Stock

Upon a sale or other disposition of our common stock, you generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of property you receive on the sale or other disposition and (ii) your adjusted tax basis in the common stock. Such capital gain or loss will be long-term capital gain or loss if your holding period for the common stock is more than one year. Long-term capital gains may qualify for reduced rates under U.S. federal income tax laws, and capital losses may be subject to limitations. In general, any loss upon a sale or exchange of shares by you, if you have held the shares for six months or less (after applying certain holding period rules), will be treated as a long-term capital loss to the extent of distributions from us required to be treated by you as long-term capital gain.

Backup Withholding and Information Reporting

The amount of dividends paid to you and the tax withheld with respect to those dividends may be required to be reported. Under the backup withholding provisions of the Code and applicable Treasury Regulations, you may be subject to backup withholding with respect to dividends paid on, or the proceeds of a sale, exchange or redemption of, common stock unless you:

•	are a corporation or come within certain other exempt categories and when required demonstrate this fact, or

•	provide a taxpayer identification number, certify as to no loss of exemption from backup withholding, and otherwise comply with applicable requirements of the backup withholding rules.

If you do not provide us with your correct taxpayer identification number, you may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against your income tax liability, provided that the required information is furnished to the IRS. In addition, we may be required to withhold a portion of capital gain distributions to you, if you fail to certify your nonforeign status to us. See “U.S. Federal Income Tax Considerations for Non-U.S. Holders of Our Common Stock.”

Treatment of Tax Exempt Stockholders

If you are a tax exempt employee pension trust or other domestic tax exempt stockholder, our distributions to you generally will not constitute “unrelated business taxable income,” or UBTI, unless you have borrowed to acquire or carry our common stock. However, qualified trusts that hold more than 10% (by value) of certain

REITs may be required to treat a certain percentage of that REIT’s distributions as UBTI. This requirement will apply only if:

•

we would not qualify as a REIT for U.S. federal income tax purposes but for the application of a “look through” exception to the “five or fewer” requirement applicable to shares held by qualified trusts; and

•	we are “predominantly held” by qualified trusts.

A REIT is predominantly held if either:

•	a single qualified trust holds more than 25% by value of the REIT interests; or

•	one or more qualified trusts, each owning more than 10% by value of the REIT interests, hold in the aggregate more than 50% by value of the REIT interests.

The percentage of any REIT dividend treated as UBTI is equal to the ratio of the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to the total gross income (less certain associated expenses) of the REIT.

A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5% for any year. For those purposes, a qualified trust is any trust described in section 401(a) of the Code and exempt from tax under section 501(a) of the Code. The provisions requiring qualified trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the “five or fewer” requirement without relying upon the “look-through” exception. The restrictions on ownership of our common stock in our Amended and Restated Articles of Incorporation, as amended, and our Bylaws will help prevent application of the provisions treating a portion of REIT distributions to tax-exempt entities holding our common stock as UBTI, absent approval by the board of directors.

U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

OF OUR COMMON STOCK

A “non-U.S. holder” is a beneficial owner of our common stock that is an individual, corporation or other entity taxable as a corporation for U.S. federal income tax purposes, estate, or trust and is not a U.S. holder. The rules governing U.S. federal income taxation of non-U.S. holders are complex and no attempt will be made herein to provide more than a summary of these rules. Prospective non-U.S. holders should consult with their own tax advisors to determine the impact of federal, state, local and foreign income tax laws with regard to an investment in our common stock, including any reporting requirements.

Distributions

Distributions that are not attributable to gain from our sales or exchanges of U.S. real property interests and not properly designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions will ordinarily be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax.

However, if income from the investment in our common stock is treated as effectively connected with your conduct of a U.S. trade or business, you generally will be subject to a tax at graduated rates, in the same manner as U.S. holders are taxed with respect to our distributions (and may also be subject to the 30% branch profits tax if you are a foreign corporation). We expect to withhold U.S. income tax at the rate of 30% on the gross amount of any distributions made to you unless:

•	a lower treaty rate applies, you file an IRS Form W-8BEN with us and other conditions are met; or

•	you file an IRS Form W-8ECI with us claiming that the distribution is effectively connected income, and other conditions are met.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to you to the extent that the distributions do not exceed the adjusted basis of your shares, but rather will reduce the adjusted basis of the shares. To the extent that distributions in excess of current accumulated earnings and profits exceed the adjusted basis of your shares, these distributions will give rise to tax liability if you would otherwise be subject to tax on any gain from the sale or disposition of your shares in us, as described below. If it cannot be determined at the time a distribution is made whether or not the distribution will be in excess of current and accumulated earnings and profits, the distributions will be subject to withholding at the same rate as dividends. However, amounts thus withheld are refundable if it is subsequently determined that a distribution was, in fact, in excess of our current and accumulated earnings and profits, provided the required information is furnished in a timely manner by you to the IRS.

For any year in which we qualify as a REIT, distributions that are attributable to gain from our sales or exchanges of U.S. real property interests will be taxed to you under the provisions of the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”). Under FIRPTA, distributions attributable to gain from sales of U.S. real property interests are taxed to you as if the gain were effectively connected with a U.S. business. You would thus be taxed at the normal capital gain rates applicable to U.S. holders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate stockholder not entitled to a treaty exemption. We are required by applicable Treasury regulations to withhold 35% of any distribution that could be designated by us as a capital gain dividend. This amount is creditable against your FIRPTA tax liability.

Notwithstanding the foregoing, distributions (including capital gain distributions) with respect to any class of stock of a REIT which is regularly traded on an established securities market located in the United States will not be treated as gain recognized from the sale or exchange of a U.S. real property interest if the non-U.S. holder does not own more than 5% of such class of stock at any time during the 1-year period ending on the date of distribution. Such distributions will be subject to the withholding rules discussed above.

Sale or Other Disposition

Gain recognized by you upon a sale of shares generally will not be taxed under FIRPTA if we are a “domestically controlled REIT,” defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. It is currently anticipated that we will be a “domestically controlled REIT,” although there can be no assurance that we have or will retain that status. If we are not “domestically controlled,” so long as our common stock continues to be regularly traded on an established securities market, gain recognized by you upon a sale of our common stock will continue to be exempt under FIRPTA if you did not own more than 5% of our common stock for specified periods.

If the gain on the sale of common stock were to be subject to taxation under FIRPTA, you would be subject to the same treatment as U.S. holders with respect to the gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals.

Gain not subject to FIRPTA will generally be taxable to you if:

•

investment in the shares is effectively connected with your U.S. trade or business, in which case you generally will be subject to the same treatment as U.S. holders with respect to the gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals (and may also be subject to the 30% branch profits tax if you are a foreign corporation); or

•

you are a nonresident alien individual who was present in the United States for more than 182 days during the taxable year and other applicable requirements are met, in which case you will be subject to a 30% tax on your capital gains, net of certain capital losses.

Information Reporting and Backup Withholding

The amount of dividends paid to you and the tax withheld with respect to those dividends may be required to be reported, regardless of whether withholding is required. Copies of the information returns reporting those dividends and withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty or other applicable agreements.

Backup withholding is generally imposed on certain payments to persons that fail to furnish the necessary identifying information to the payor. You generally will be subject to backup withholding tax with respect to distributions paid on your common stock unless you certify your non-U.S. status and other conditions are met.

The payment of proceeds of a sale of common stock effected by or through a U.S. office of a broker is subject to both backup withholding and information reporting unless you properly certify as to your non-U.S. status or you otherwise establish an exemption. In general, backup withholding and information reporting will not apply to the payment of the proceeds of a sale of common stock by or through a foreign office of a broker. If, however, such broker is, for U.S. federal income tax purposes, a U.S. person, a controlled foreign corporation, a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States or a foreign partnership with specified connections to the United States, such payments will be subject to information reporting, but not backup withholding, unless such broker has documentary evidence in its records that you are a non-U.S. holder and certain other conditions are met or you otherwise establish an exemption.

Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished in a timely manner to the IRS.

THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES THAT WOULD RESULT FROM AN INVESTMENT IN US, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time. Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.

We may sell the securities separately or together:

•	through one or more underwriters or dealers in a public offering and sale by them;

•	directly to investors; or

•	through agents.

We may sell the securities from time to time:

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We will describe the method of distribution of the securities and the terms of the offering in the prospectus supplement.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities being distributed if they purchase any of the securities.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase offered securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date or dates. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchasers under any delayed delivery contract will not be subject to any conditions except:

•	the purchase of the offered securities must not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject; and

•	if the offered securities are also being sold to underwriters, we will have sold to the underwriters the offered securities not sold for delayed delivery.

The underwriters, dealers and other persons will not have any responsibility for the validity or performance of these contracts. The prospectus supplement relating to the contracts will set forth the price to be paid for securities under the contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities under the contracts.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. In no event will the aggregate discounts, concessions and commissions to any underwriters, dealers or agents exceed eight percent of the gross proceeds. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Shares of our common stock are listed on the New York Stock Exchange. Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We may apply to list any series of debt securities, preferred stock or warrants on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

Underwriters, dealers or agents who may become involved in the sale of our securities may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by O’Melveny & Myers LLP. Unless otherwise specified in an applicable prospectus supplement, Sidley Austin LLP will act as counsel for the underwriters or agents, if any. O’Melveny & Myers LLP and Sidley Austin LLP will rely on Venable LLP, Baltimore, Maryland, as to certain matters of Maryland law. Paul C. Pringle and Eric S. Haueter, partners at Sidley Austin LLP, owned 53,177 shares and 1,263 shares, respectively, of our common stock as of May 4, 2007.

EXPERTS

The consolidated financial statements of Nationwide Health Properties, Inc. appearing in Nationwide Health Properties, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2006 (including the schedule appearing therein), and Nationwide Health Properties, Inc.’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file current, quarterly and annual reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended, with the SEC. You may read and copy any of these filed documents at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s internet site at http://www.sec.gov.

Our website is http://www.nhp-reit.com (which is not intended to be an active hyperlink in this prospectus). We make available free of charge on our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and Forms 3, 4 and 5 filed on behalf of directors and executive officers and any amendments to such reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on, connected to or that can be accessed via our website is not part of this prospectus.

We have filed with the SEC an automatic shelf registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of that registration statement, does not include all the information contained in that registration statement and its exhibits. For further information with respect to us and our securities, you should consult the registration statement and its exhibits.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to documents containing that information. The information incorporated by reference is considered to be part of this prospectus.

Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference into this prospectus to determine if any of the statements in this prospectus or in any documents previously incorporated by reference have been modified or superseded. We incorporate by reference the following documents filed by us with the SEC and any future filings we will make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is complete or terminated (other than documents or information deemed furnished and not filed in accordance with SEC rules):

•	our annual report on Form 10-K for the fiscal year ended December 31, 2006;

•	our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2007; and

•	our current reports on Form 8-K filed on January 4, 2007, February 5, 2007 and April 27, 2007.

You may request a copy of these filings, at no cost, by writing or calling us at the following address:

Nationwide Health Properties, Inc.

610 Newport Center Drive, Suite 1150

Newport Beach, California 92660

Attention: Investor Relations

Telephone number: (949) 718-4400

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents.

Nationwide Health

Properties, Inc.

Debt Securities

Preferred Stock

Common Stock

Securities Warrants

PROSPECTUS